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                          AGREEMENT AMONG SHAREHOLDERS
                                       OF
                        VEEARE CITY THE BURBS.COM, INC.

         This is an Agreement executed as of this day of August 31, 1999, between and among NorStar Group, Inc., Com Odyssey, Inc. (Each a
"Shareholder"), each of whom own shares of stock of VeeAre City The Burbs.Com, Inc., a Delaware corporation (the "Company"), which collectively total 100% of said shares.



                       WITNESSETH:

         WHEREAS, the parties have caused to be organized under the laws of the state of Delaware corporation named VeeAre City The Burbs.Com, Inc., (the Corporation with an authorized capital stock consisting of 3,000 shares of common stock of par value of .01 (the "Stock"); and

         WHEREAS, the parties have negotiated concerning certain rights and restrictions they wish to place on the Stock the allocation or obligations and responsibilities and the distribution of revenue; and

         WHEREAS, the parties have reached an understanding that they wish to reduce to this writing.

         Now, THEREFORE, in consideration of the foregoing, the mutual covenants herein, and intending to be legally bound, the parties agree as follows:

     1. RESTRICTION DURING LIFE
         No Shareholder shall assign, encumber, pledge, transfer, or otherwise dispose of any of his or her shares of the Stock to any person without first receiving the written consent of the other Shareholders, unless the Shareholder desiring to make the transfer or encumbrance (the "Transferor") makes an offer to sell in accordance with the provisions of this paragraph, and such offer is not accepted.

         a. Offer by Transferor. The offer shall be given to the other Shareholders and shall consist of a written offer to which shall be attached (1) a statement of Intention to transfer or encumber, (2) the name and address of the prospective purchaser or lienor (3) the number of shares of the Stock involved in the proposed transfer or encumbrance, and 4) the terms of such transfer or encumbrance.

         b. Acceptance of Offer. Within 30 days after the receipt of such offer, the other Shareholders may elect to purchase the offered shares, but collectively not less than all, of the shares of the Stock involved in the proposed transfer or encumbrances, the other Shareholders shall exercise an election to purchase by giving notice to the Transferor. Such notice shall specify the amount of shares to be

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purchased. The closing of the purchase shall be not more than 60 days after the
30-day notice period. If the Shareholders electing to purchase indicate collectively an intent to purchase an amount of shares in excess of that offered, they must allocate the purchase equally among them. So long as the lowest amount involved for purchase was equal to or greater than the amount found by spreading the available shares among the electing Shareholders, otherwise, the shares shall be allocated among the electing Shareholders prorata based on their notice.

c. Purchase Price of Offer. The purchase price for the shares of the Stock to be acquired from the Transferor (the "Shares") shall be as set forth in Paragraph 3 below.

d. Closing Purchase. The closing of the purchase shall take place at the principal office of the Corporation.

e. Release From Restriction. If the offer to sell is not accepted by the other Shareholders, the Transferor may make a transfer or encumbrance to the prospective purchaser or honor named in the statement attached to the offer. If the Transferor fails to make such transfer or encumbrance within 30 days following the expiration of the time provided above for election by the other Shareholders, the Shares shall again become subject to all the restrictions of this Agreement.

f. Exceptions to Restrictions. Notwithstanding any of the foregoing, or any other provision contained in this Agreement, any Shareholder shall be permitted to transfer his or her shares to a wholly-owned entity or trust in which the transferor is the senior so long as such transferee is subject to all the restrictions and obligations herein and the stock certificates have a legend so indicating. It is specifically the intent of the Shareholders that the form of ownership in which the Shareholder holds the stock may be changed so long as no other parties are added who can either vote the stock or succeed to the Shareholder's interest hereunder. It is permissible, however, that a successor owner for purposes of estate planning can exist for a limited period of time. Upon such succession, however, it shall be incumbent upon the other Shareholders and the corporation or promptly value the corporation and pay the succeeding heirs the full value for said shares. Valuation of such shares shall be as provided elsewhere herein.

2. PURCHASE UPON DEATH

Upon the death of an individual Shareholder (the "Decedent"), all the Shares of the Stock owned by him or her, and to which the shareholder, the shareholder's personal representative or successor Trustee shall be entitled (the "Decedent's Shares shall be sold and purchased as herein provided.

  a. Obligation To Purchase. The other Shareholders shall purchase from the Decedent's successor in interest and the Decedent's successor in interest, including but not limited to a personal representative shall sell to the other Shareholders, all the Decedent's Shares at the purchase price set forth in Paragraph 3.

  b. Closing. The closing of the purchase and shall take place at the principal office of the Corporation on a date selected by the other

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Shareholder, which shall not be more than 90 days following the date of the qualification of the personal representative or more than 15 days following the collection of any and all insurance proceeds from any insurance policy carried over by the other Shareholder an the life of the Decedent, whichever is later.

  C. Insurance. If the other Shareholders shall receive any proceeds of any policy on the life of the Decedent, such proceeds shall be paid to the Decedent's personal representative or successor in interest to the extent of the purchase price of the Decedent's Share against delivery of the certificates to the other Shareholders Payment thereof shall be deferred until 90 days after the date of qualification of the Decedent's personal representative, or 16 days following the collection of insurance proceeds, whichever is later. However if the proceeds are Insufficient to pay for all the Decedent's Shares, the balance shall be purchased as set forth in subparagraph d below.

  d. Balance of Purchase Price. The balance of the purchase price remaining after credit for any insurance proceeds shall be made at the closing.

3. PURCHASE PRICE
         The Shareholders agree that the value of each share of the Stock at the
date of this Agreement is $    0.01. The Shareholders may at any time reconsider
the value of each share owned by the Shareholders and any agreement on a new value shall be endorsed on Schedule "a" attached hereto and made a part hereof. If the Shareholders have not unanimously agreed on a value within a three-year period, the value of each share shall be determined and agreed upon by the personal representative of a Decedent or a Transferor, as the case may be, and the purchaser, If they are unable to come to an agreement within 10 days after the option or obligation to purchase Shares arisen, the value of each share shall be determined by arbitration as follows: the purchaser(s) and the personal representative of Decedent or the Transferor, as the case may be. Shall each name one arbitrator. If the two arbitrators cannot agree upon tile value of the shares, they shall appoint a third arbitrator, pursuant to the commercial arbitration rules of the American Arbitration Association, and the decision of a majority of the three arbitrators shall be binding on all parties.

4. INSURANCE
         NOT APPLICABLE

5. PURCHASE OF INSURANCE POLICIES ON TERMINATION
         NOT APPLICABLE

6. RESTRICTIVE LEGEND DEPOSIT OF CERTIFICATES
         The Shares of stock Issued to NorStar Group, Inc., and Com Odyssey, Inc. will have a restrictive legend indicating such shares are subject to the requirements of this Agreement.

7. RESTRICTION ON THE ISSUANCE OF NEW SHARES.

         The Shareholders agree that no new Shares, common or preferred, shall be issued with respect to the corporation without the express written consent of 100% of all of Shareholders. It is

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specifically the intent of the parties hereto to prevent any dilution of the ownership or equity interest of the Shareholders. All other constraining documents for the corporation shall be prepared, or amended, to conform to this prohibition.

8. COMPENSATION PAYMENTS

         The Shareholders also specifically agree that available income shall be paid from the corporation pursuant to the provisions contained in the various Employment Agreements with the employees of the corporation who, in each Instance, also happen to be Shareholders. It is the intent of the Shareholders that the services being provided by these employees/Shareholders is the value of the enterprise and the compensation paid to the individuals is paramount for corporate purposes. Accordingly, no other distributions or other participation In the profits of the corporation shall be available to the Shareholders.

9. TERMINATION

         This Agreement shall terminate upon anyone of the following events:
         a. The written agreement of all Shareholders;
         b. The dissolution, bankruptcy, or insolvency of the Corporation; or
         c. At such time as only one Shareholder remains the Stock of the others having been transferred or redeemed.

10. ENDORSEMENT ON STOCK CERTIFICATES
         Upon execution of this Agreement, the certificates of Stock subject hereto shall be surrendered to the Corporation and endorsed as follows:
         "This certificate is transferable only upon compliance with the
provisions of an agreement dated August,    1999, among the holder and others, a
copy of which is on file in the office of the Secretary of the issuer." All certificates for Stock hereafter issued to the Shareholders shall bear the same endorsement.

11. SPECIFIC PERFORMANCE
         The Shareholders agree that the shares of Stock of the Corporation cannot be readily purchased, sold, or evaluated in the open market, that they have a unique and special value, and that they would be irreparably damaged if the terms of this Agreement were not capable of being specifically enforced. For this reason the Shareholders agree that the terms of this Agreement shall be specifically enforceable. The Shareholders further agree that any sale or disposition, including an Involuntary transfer or a transfer by operation of law, that does not strictly comply with the terms and conditions of this Agreement may be specifically restrained.

12. FURTHER ASSURANCES
         Whenever a Shareholder shall, pursuant to this Agreement, purchase Shares of Stock. Each Shareholder and the personal representatives of any Decedent shall do all things, and execute and deliver all papers, necessary to consummate the purchase. Each party agrees to perform any further acts and to execute and deliver any

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further documents that may be reasonably necessary to carry out the provisions of this Agreement.

13. NOTICES

     Any and all notices, designations, consents, offers, acceptances, or any other communications provided for herein shall be given in writing by registered or certified mail, which shall be addressed to the Shareholder as follows:
               Name                               Address
               ----                               -------
          NORSTAR GROUP, INC.                6365 N.W. 6th WAY
                                             FORT LAUDERDALE, FL 33309

          COM.ODYSSEY, INC.                  P. O. BOX 1811
                                             BRANDON, FL 33509-1811

14. SEVERABILITY

     If any provision of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby.

15. CONSTRUCTION

     Whenever used herein, the singular number shall include the plural, and the plural number shall include the singular, and use of any gender shall include all genders. The paragraph headings in this Agreement are for convenience of reference only and shall not be used as an aid in the construction of any provision. This Agreement shall be deemed to have been prepared by each of the parties and there shall be no canon of construction applied hereto for or against any party by reason of the preparation hereof.

16. GOVERNING LAW

     This Agreement has been executed in and shall be governed by and construed in accordance with the laws of the state of Delaware applicable to agreements made and to be wholly performed in that state.

17. INUREMENT

     Subject to the restrictions against transfer or assignment as herein contained, the provisions of this Agreement shall inure to the benefit of and shall be binding on the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties. Each Shareholder agrees to insert in his or her Will a direction and authorization to the personal representative to fulfill and comply with the provisions hereof, and to sell his or her Shares in accordance herewith. Each Shareholder agrees that he or she will not hypothecate or otherwise create or permit to exist any lien, claim, or encumbrance upon any of his or her shares at any time subject hereto, other than the encumbrance created by or an encumbrance permitted by this Agreement.

18. AMENDMENT
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     This Agreement may be amended only by the written consent of all of the parties to this Agreement at the time of the amendment.

19. ENTIRE AGREEMENT

     This Agreement contains the entire understanding between the parties concerning the subject matter contained herein. There are representations, agreements to be entered into, arrangements, and understandings, between and among the parties relating to the subject matter of this Agreement that are to be fully expressed in the "Director's Orientation Survey"; "Organization Data"; "Legal Compliance Survey"; "Officers and Directors"; "Professional Advisors"; "Key Personnel"; "Committees"; "Strategic Planning Survey"; "12 Month Goals"; "Projects to Complete Goals"; "6 Month Goals"; "Projects to Complete Goals"; "3 Month Goals"; "Projects to Complete Goals"; "Critical Issues"; "Key Project Control"; "Project Activity Record"; "Project Review/Update Schedule"; "Board Meeting Survey"; "Items For Board Action"; "Directors Meeting Schedule"; "Meeting Agenda"; "Executive Report Summary"; "Committee Report Summary"; "Minutes"; "Financial Management Survey"; "Pro-Forma Income Statements"; "Pro-Forma Balance Sheet"; "Projected Cash Flow Statement"; "Projected Income Statement and Balance Sheet"; "Financial Comparison Analysis"; "Financial Performance Analysis", copies of which are attached herein.

20. COUNTERPARTS
     This Agreement may be executed in one or more counterparts and in making proof of this Agreement it shall not be necessary to produce or account for more than one fully executed counterpart hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


               Attest:                             NorStar Group, INC.

                                                 By:
               ------------------------             -------------------------
                                                    President


               Attest:                           Com.Odyssey, Inc.

                                                 By: /s/ illegible
               ------------------------             -------------------------
                                                    President



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                                  SHAREHOLDERS

          The undersigned acknowledges receipt of certificates representing the Stock of VeeAre City The Burbs.Com, Inc. owned by the Shareholders, as recited in Paragraph 6 of the foregoing Shareholders Agreement.



                                         -------------------------

SCHEDULE "A"


                                  SCHEDULE "B"

          The undersigned Shareholders hereby agree in accordance with the
Agreement Among Shareholders dated September,        1999, that the value of
the stock of VEEARE CITY THE BURBS.COM, INC a Delaware corporation as of this
day of September       1999 is $       per share.


                                        BY:
                                           ------------------------


                                        By:
                                           ------------------------